Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2/A of Ellsworth Growth & Income Fund, Ltd. and to the use of our report dated November 29, 2023 on the financial statements and financial highlights of the Ellsworth Growth & Income Fund, Ltd. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

January 5, 2024